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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No. 333-
22409, Form S-3 No. 333-27919, Form S-3 No. 333-27881, Form S-3 No. 333-27893,
Form S-3 No. 333-28141, Form S-8 No.33-62374, Form S-8 No.33-63024, Form S-8 No.
33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516, Form S-8 No. 33-82240,
Form S-8 No. 33-82242, Form S-8 No. 33-82244, Form S-8 No. 333-4212, Form S-8
No. 333-28263, and Amendment to Form S-4 No. 333-25003 on Form S-8) of Morgan Stanley, Dean Witter, Discover & Co. of our report with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. dated May 27, 1997 included in this Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. to be filed on June 9, 1997.


                                                           /s/ Ernst & Young LLP

  New York, New York
  June 9, 1997